UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

BIMI Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 15th Floor, 15-01 New York NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 542 0028

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2023, the shareholders of BIMI International Medical Inc. (the “Registrant or the "Company") approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name from BIMI International Medical Inc. to BIMI Holdings Inc.

Accordingly, on January 4, 2024, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “COI Amendment”) with the Secretary of State of the State of Delaware, which became effective on January 5, 2024.

A copy of the COI Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 29, 2023, the shareholders of the Company also approved an amendment to the Company’s Amended and Restated Bylaws to change the Company’s classified board to a standard board composition.

Accordingly, on January 5, 2024, the Company executed a Certificate of Amendment to the Company’s Amended and Restated Bylaws (the “Bylaws Amendment”) which became effective immediately. As a result of the Company name change, the Company name in the bylaws was also updated.

A copy of the Bylaws Amendment is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of BIMI International Medical Inc. effective January 5, 2024
3.2	Certificate of Amendment to Amended and Restated Bylaws of BIMI International Medical Inc. effective January 5, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2024	BIMI Holdings Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer

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